                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                             ___________________


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)            SEPTEMBER 9, 1998



                                 AXCESS INC.
             (Exact Name of Registrant as Specified in Charter)



            DELAWARE                      0-11933               85-0294536
(State or other jurisdiction of   (Commission File Number)   (I.R.S. employer
 incorporation or organization)                             identification no.)


3208 COMMANDER DRIVE, CARROLLTON, TEXAS                            75006
(Address of principal executive offices)                         (Zip Code)



                                 (972) 407-6080
              (Registrant's Telephone Number, Including Area Code)





         (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On September 9, 1998, AXCESS Inc. (the "Company") consummated the acquisition of the RF-ID based (Radio Frequency Identification) intellectual property assets of ASGI, Inc. and Nauta, Inc. (collectively, the "Sellers"). The intellectual property assets included a patent, trade secret rights, software, hardware, product designs and all other technical information necessary for the Company to manufacture and market radio frequency identification products in the areas of access control and asset management. The Company accomplished the asset acquisition pursuant to an Asset Purchase Agreement dated September 9, 1998, by and among the Company and the Sellers. The aggregate purchase price for this acquisition of up to $7,100,000 was determined as a result of arm's length negotiations between the Company and the Sellers. At closing, the Company made a cash payment of $415,000, signed a promissory note for $685,000 and delivered 400,000 shares of its common stock. Up to an aggregate of $6,000,000 is payable by the Company to Sellers only if certain net operating profit targets are realized during each of the next 5 years.

         The Company restructured its obligations to XL Vision, Inc. under the terms of an Amended and Restated Intellectual Property Transfer Agreement to finance this acquisition of technology assets from the Sellers. When the promissory notes and contingent payments become due, the Company anticipates making payments from its existing cash reserves derived from the manufacture and sale of access control products.

         A small portion of the assets acquired constitute equipment and other physical property used in the production of access control products. These assets will be further developed and enhanced by the Company in connection with its efforts to develop and market access control products which utilize the RF-ID based intellectual property assets.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

   Listed below are the exhibits filed as a part of this report.

   2.1      -- Asset Purchase Agreement by and among ASGI, Inc., Nauta, Inc., AXCESS Inc., and Stephen L. Briggs, Wayne E. Steeves and Charles William Martin, Jr., dated
            September 9, 1998.*

   99.1     -- Press release dated September 9, 1998.*

   99.2     -- Amended and Restated Intellectual Property Transfer Agreement*

------------------
   * Filed herewith.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, AXCESS Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: September 23, 1998                AXCESS INC.



                                        By:   /s/ Danny G. Hair
                                            ---------------------------------
                                            Danny G. Hair, Chief Financial
                                            Officer

                                 EXHIBIT INDEX


       EXHIBIT
       NUMBER                                    EXHIBIT
       -------                                   -------
       2.1         Asset Purchase Agreement by and among ASGI, Inc., Nauta, Inc., AXCESS Inc., and Stephen L. Briggs, Wayne E. Steeves and Charles William Martin, Jr.,
                   dated September 9, 1998.*

       99.1        Press release dated September 9, 1998.*

       99.2        Amended and Restated Intellectual Property Transfer Agreement*

----------------
   * Filed herewith.